Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT LEHMAN BROTHERS RETAIL SEMINAR

GOODLETTSVILLE, Tenn. – April 22, 2005 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the Lehman Brothers Eighth Annual Retail Seminar on Tuesday, April 26, 2005, beginning at 11:45 a.m. EDT.  A webcast of this presentation and supporting slides can be accessed live at 11:45 a.m. EDT through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”  The webcast will be available through May 10, 2005.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,494 neighborhood stores as of April 1, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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